U-VEND, INC. 8-K

Exhibit 10.54

June 1, 2017

David Graber

Chief Executive Officer

U-Vend, Inc.

1507 7th Street, Unit 425

Santa Monica. CA 90401

Dear David,

It is with regret that I am writing to inform you of my decision to resign my position on the Board of Directors of U-Vend, Inc., effective immediately.

It has been a pleasure being a part of the Board of Directors and I am proud of all we have accomplished over past several years. I have no doubt the board will continue these successes in the future.

If I can be of any assistance in the future, please don't hesitate to ask.

Sincerely,

Alexander Orlando

4